At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds voted on whether to approve the election of nominees to the Board of Directors of each corporation. A description of the number of shares voted is as follows

	  			For	  Withhold	      Total
Randall C. Barnes	 69,100,633 	 2,809,458 	 71,910,091
Roman Friedrich III 	 68,817,726 	 3,092,365 	 71,910,091
Robert B. Karn III	 68,958,541 	 2,951,550 	 71,910,091
Ronald A. Nyberg 	 69,128,618 	 2,781,473 	 71,910,091
Ronald E. Toupin, Jr. 	 69,096,279 	 2,813,812 	 71,910,091

At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds also voted on whether to approve the Funds from Kansas Corporations into Delaware Statutory Trusts. A description of the number of shares voted is as follows

Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 	6,905,073 	 283,578 	 37,400
Series B (Large Cap Value Series) 		7,248,889 	 159,643 	 167,051
Series C (Money Market Series) 			5,603,746 	 8,821 	 	 110,257
Series D (World Equity Income Series)		15,173,441 	 542,493 	 520,329
Series E (Total Return Bond Series) 		6,017,580 	 79,107 	 254,406
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,470,204 	 44,591 	 123,224
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,462,572 	 1,192 	 	 77,360
Series O (All Cap Value Series) 		4,533,182 	 66,442 	 99,772
Series P (High Yield Series)  			3,758,838 	 18,268 	 57,999
Series Q (Small Cap Value Series)  		2,566,859 	 47,011 	 56,417
Series V (Mid Cap Value Series) 		3,393,814 	 70,858 	 205,071
Series X (StylePlus Small Growth Series) 	1,191,113 	 32,339 	 106,284
Series Y (StylePlus Large Growth Series) 	2,949,850	 13,230 	 19,584
Series Z (Alpha Opportunity Series) 		610,627	 	 4,825 	 	 42,277

At a special meeting of shareholders held on January 8, 2014, the shareholders of the Funds also voted on whether to approve changes to the fundamental investment policies. A description of the number of shares voted is as follows

Diversification
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 	6,927,723 	 146,977 	 151,350
Series B (Large Cap Value Series) 		7,215,544 	 141,202 	 218,837
Series C (Money Market Series) 			5,599,767 	 12,800 	 110,257
Series D (World Equity Income Series)		14,986,441 	 672,584 	 577,238
Series E (Total Return Bond Series) 		6,019,174 	 20,315 	 311,604
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,435,991 	 69,836 	 132,192
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,462,001 	 0   	 	 79,121
Series O (All Cap Value Series) 		4,491,335 	 75,033 	 133,028
Series P (High Yield Series)  			3,755,310 	 10,720 	 69,076
Series Q (Small Cap Value Series)  		2,555,165 	 44,652 	 70,470
Series V (Mid Cap Value Series) 		3,358,273 	 77,903 	 233,567
Series X (StylePlus Small Growth Series) 	1,222,402 	 20,674 	 86,660
Series Y (StylePlus Large Growth Series) 	2,961,493	 16,433 	 4,738
Series Z (Alpha Opportunity Series) 		611,717	 	 4,825 	 	 41,187

Underwriting
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 	6,921,617 	 153,604 	 150,830
Series B (Large Cap Value Series) 		7,194,618 	 147,328 	 233,637
Series C (Money Market Series) 			5,490,790 	 12,800 	 219,234
Series D (World Equity Income Series)		14,985,537 	 673,857 	 576,870
Series E (Total Return Bond Series) 		5,914,437 	 34,173 	 402,483
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,420,822 	 86,649 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,459,787 	 0   	 	 81,336
Series O (All Cap Value Series) 		4,486,926 	 76,803 	 135,667
Series P (High Yield Series)  			3,754,328 	 10,720 	 70,058
Series Q (Small Cap Value Series)  		2,554,997 	 44,820 	 70,470
Series V (Mid Cap Value Series) 		3,337,780 	 94,542 	 237,421
Series X (StylePlus Small Growth Series) 	1,183,303 	 58,139 	 88,295
Series Y (StylePlus Large Growth Series) 	2,945,163	 32,578 	 4,923
Series Z (Alpha Opportunity Series) 		611,717	 	 4,825 	 	 41,187

Industry Concentration
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 	6,937,903 	 139,937 	 148,211
Series B (Large Cap Value Series) 		7,220,693 	 145,484 	 209,406
Series C (Money Market Series) 			5,478,650 	 15,167 	 229,007
Series D (World Equity Income Series)		14,999,256 	 663,037 	 573,970
Series E (Total Return Bond Series) 		5,997,408 	 42,081 	 311,604
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,438,854 	 68,617 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,444,934 	 495 	 	 95,694
Series O (All Cap Value Series) 		4,457,932 	 81,568 	 159,895
Series P (High Yield Series)  			3,750,286 	 15,744 	 69,076
Series Q (Small Cap Value Series)  		2,545,777 	 54,040 	 70,470
Series V (Mid Cap Value Series) 		3,321,159 	 116,311 	 232,273
Series X (StylePlus Small Growth Series) 	1,190,415 	 54,174 	 85,147
Series Y (StylePlus Large Growth Series) 	2,961,032	 19,303 	 2,329
Series Z (Alpha Opportunity Series) 		611,717	 	 4,825 	 	 41,187

Real Estate
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 	6,933,385 	 143,928 	 148,738
Series B (Large Cap Value Series) 		7,218,069 	 156,595 	 200,919
Series C (Money Market Series) 			5,568,137 	 31,706 	 122,981
Series D (World Equity Income Series)		14,940,750 	 721,543 	 573,970
Series E (Total Return Bond Series) 		5,994,368 	 45,120 	 311,604
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,414,029 	 93,442 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,430,928 	 26,164 	 84,030
Series O (All Cap Value Series) 		4,441,600 	 99,438 	 158,358
Series P (High Yield Series)  			3,749,575 	 16,455 	 69,076
Series Q (Small Cap Value Series)  		2,538,904 	 60,913 	 70,470
Series V (Mid Cap Value Series) 		3,313,844 	 121,212 	 234,688
Series X (StylePlus Small Growth Series) 	1,186,450 	 58,139 	 85,147
Series Y (StylePlus Large Growth Series) 	2,946,722	 32,578 	 3,364
Series Z (Alpha Opportunity Series) 		610,261	 	 6,281 	 	 41,187

Commodities
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 		6,913,573 	 163,392 	 149,086
Series B (Large Cap Value Series) 		7,220,063 	 145,321 	 210,199
Series C (Money Market Series) 			5,587,207 	 25,360 	 110,257
Series D (World Equity Income Series)		14,942,023 	 720,270 	 573,970
Series E (Total Return Bond Series) 		5,995,733 	 41,026 	 314,334
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,406,266 	 100,503 	 131,250
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,447,283 	 11,312 	 82,527
Series O (All Cap Value Series) 		4,463,801 	 96,937 	 138,658
Series P (High Yield Series)  			3,747,051 	 15,730 	 72,325
Series Q (Small Cap Value Series)  		2,539,072 	 60,745 	 70,470
Series V (Mid Cap Value Series) 		3,341,327 	 94,716 	 233,699
Series X (StylePlus Small Growth Series) 	1,187,148 	 57,441 	 85,147
Series Y (StylePlus Large Growth Series) 	2,963,902	 16,433 	 2,329
Series Z (Alpha Opportunity Series) 		610,261	 	 6,281 	 	 41,187

Loans
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 		6,847,524 	 228,704 	 149,822
Series B (Large Cap Value Series) 		7,114,769 	 222,547 	 238,267
Series C (Money Market Series) 			5,355,354 	 141,708 	 225,762
Series D (World Equity Income Series)		14,925,036 	 734,357 	 576,870
Series E (Total Return Bond Series) 		5,904,659 	 43,951 	 402,483
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,391,165 	 116,306 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,445,544 	 11,548 	 84,030
Series O (All Cap Value Series) 		4,454,528 	 104,015 	 140,853
Series P (High Yield Series)  			3,746,055 	 19,974 	 69,076
Series Q (Small Cap Value Series)  		2,539,072 	 60,745 	 70,470
Series V (Mid Cap Value Series) 		3,301,173 	 130,888 	 237,682
Series X (StylePlus Small Growth Series) 	1,184,396 	 59,077 	 86,263
Series Y (StylePlus Large Growth Series) 	2,944,589	 34,710 	 3,364
Series Z (Alpha Opportunity Series) 		610,261	 	 6,281 	 	 41,187

Borrowing
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 		6,871,260 	 205,902 	 148,889
Series B (Large Cap Value Series) 		7,171,852 	 169,200 	 234,531
Series C (Money Market Series) 			5,354,476 	 142,586 	 225,762
Series D (World Equity Income Series)		14,982,808 	 679,484 	 573,970
Series E (Total Return Bond Series) 		5,907,894 	 40,716 	 402,483
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,400,342 	 107,129 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,446,039 	 11,053 	 84,030
Series O (All Cap Value Series) 		4,449,985 	 113,356 	 136,055
Series P (High Yield Series)  			3,745,905 	 20,124 	 69,076
Series Q (Small Cap Value Series)  		2,531,764 	 68,052 	 70,470
Series V (Mid Cap Value Series) 		3,286,379 	 146,798 	 236,566
Series X (StylePlus Small Growth Series) 	1,185,512 	 59,077 	 85,147
Series Y (StylePlus Large Growth Series) 	2,944,589	 34,710 	 3,364
Series Z (Alpha Opportunity Series) 		610,261	 	 6,281 	 	 41,187

Senior Securities
Fund					Shares For	Shares Against	Shares Abstained
Series A (StylePlus Large Core Series) 		6,825,246 	 250,230 	 150,574
Series B (Large Cap Value Series) 		7,203,478 	 146,745 	 225,359
Series C (Money Market Series) 			5,585,708 	 26,119 	 110,998
Series D (World Equity Income Series)		14,999,448 	 662,845 	 573,970
Series E (Total Return Bond Series) 		5,980,782 	 58,707 	 311,604
Series F (Floating Rate Strategies Series)	1,702,489 	 26,750 	 8,884
Series J (StylePlus Mid Growth Series)  	3,437,799 	 69,672 	 130,548
Series M (Macro Opportunities Series) 		1,036,353 	 0   	 	 0
Series N (Managed Asset Allocation Series)	2,445,331 	 1,192 	 	 94,600
Series O (All Cap Value Series) 		4,483,122 	 82,631 	 133,642
Series P (High Yield Series)  			3,751,079 	 13,969 	 70,058
Series Q (Small Cap Value Series)  		2,547,857 	 51,959 	 70,470
Series V (Mid Cap Value Series) 		3,327,519 	 85,668 	 256,557
Series X (StylePlus Small Growth Series) 	1,190,990 	 53,476 	 85,270
Series Y (StylePlus Large Growth Series) 	2,946,221	 30,485 	 5,958
Series Z (Alpha Opportunity Series) 		611,717	 	 4,825 	 	 41,187